EXHIBIT F

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of December 3, 2019 by and among KF Investors LLC (“KF”) and George and Renee Karfunkel JT TEN (“GK”; each of KF and GK are sometimes referred to individually as a “Purchaser” and collectively as the “Purchasers”), and each of the legal entities set forth on Exhibit A hereto (each, a “Seller” and collectively, the “Sellers”).

RECITALS

WHEREAS, the Sellers desire to sell the number of shares of common stock, $0.01 par value per share (“Common Stock”), of Eastman Kodak Company, a New Jersey corporation (the “Company”), set forth on Exhibit A hereto (collectively, the “Shares”);

WHEREAS, the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is engaged in business, is not in the organizational stage or in bankruptcy or receivership, and is not a blank check, blind pool, or shell company that has no specific business plan or purpose or has indicated that the Company’s primary business plan is to engage in a merger or combination of the business with, or an acquisition of, an unidentified person;

WHEREAS, the Shares are securities of a class that has been authorized and outstanding for at least 90 days prior to the date of this Agreement;

WHEREAS, the Sellers and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(7) of the Securities Act of 1933, as amended (the “Securities Act”), as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act; and

WHEREAS, each Purchaser desires to purchase the number of Shares set forth on Exhibit A on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

THE TRANSACTION; THE CLOSING

Section 1.1 The Transaction. On the terms and subject to the conditions set forth herein, each Seller agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, the Shares for the purchase price (the “Purchase Price”) specified on such Exhibit A hereto.

Section 1.2 The Closing. Unless otherwise mutually agreed in writing among the Purchasers and the Sellers, the closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of the Sellers, 345 Park Avenue, New York, New York 10154, or at such other place or through such other means as the parties may agree, on December 9, 2019 (the “Closing Date”).

Section 1.3 Payment and Delivery. At the Closing, each Seller (severally and not jointly) shall deliver, or cause to be delivered, except as provided in the following sentence, to an electronic book-entry account in the name of each Purchaser with Computershare Shareowner Services as transfer agent for the Common Stock, the Shares against payment of the Purchase Price as set forth in Exhibit A hereto in immediately available funds by wire transfer to the Sellers’ bank accounts set forth on Exhibit B of this Agreement; provided however that with respect to that certain number of Shares of one of the Sellers identified on Exhibit A hereto, the delivery of such Shares shall occur as promptly as reasonably practicable after the Closing. If requested by a Purchaser prior to the Closing, such Seller shall deliver, or cause to be delivered, physical certificates evidencing such Shares registered in the name of such Purchaser promptly after the Closing.

Section 1.4 Condition to the Sellers’ Obligation to Sell. The obligation of the Sellers hereunder to sell and transfer the Shares to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of the following condition, provided that the condition is for the Sellers’ sole benefit and may be waived by the Sellers at any time in their sole discretion by providing the Purchaser with prior written notice thereof: The representations and warranties of each of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time and each of the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each of the Purchasers at or prior to the Closing Date.

Section 1.5 Condition to the Purchaser’s Obligation to Purchase. The obligation of the Purchasers hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of the following condition, provided that the condition is for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion by providing the Sellers with prior written notice thereof: The representations and warranties of each and all of the Sellers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time and each and all of the Sellers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Seller at or prior to the Closing Date.

ARTICLE II

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each of the Purchasers severally and not jointly represents and warrants to the Sellers, as of the date hereof and as of the Closing , that:

Section 2.1 No Sale or Distribution. Such Purchaser is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

Section 2.2 Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”).

Section 2.3 Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Sellers are relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

Section 2.4 Information. Such Purchaser has not relied on the Sellers, GSO Capital Partners LP (“GSO”), any other funds and accounts managed by GSO, any other affiliates of GSO or any of their respective current or former partners, shareholders, members, managers, officers, directors, employees, representatives and agents of any of the foregoing (collectively, the “GSO Persons”) with respect to any legal, accounting or tax matters relating to the purchase of the Shares. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Such Purchaser has, independently and without reliance on the Sellers or any GSO Person, and based on such information concerning the sale of the Shares and the Company as such Purchaser deemed appropriate, reliable and adequate, made its own investment analysis and decision to consummate the acquisition of the Shares. Such Purchaser understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment and such Purchaser believes that, by reason of its business and financial experience, it is capable of evaluating the merits and risks of the acquisition of the Shares and of protecting its own interests in connection with such acquisition.

Section 2.5 No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 2.6 Transfer or Resale. Such Purchaser understands that: (i) the Shares have not been and are not being registered under the Securities Act, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 2.7 Legends. Such Purchaser understands that the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Shares):

“THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY MAY BE MADE EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM REGISTRATION THEREUNDER, IF THE COMPANY HAS BEEN FURNISHED WITH SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY REASONABLY BE REQUIRED BY THE COMPANY THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT.”

Section 2.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 2.9 No Violation or Conflict; Consent. The execution, delivery and performance by such Purchaser of this Agreement and consummation by such Purchaser of the transactions contemplated hereby do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Purchaser or (ii) violate any contract to which such Purchaser is bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, except for any such violation, conflict, default, termination, amendment, acceleration or cancellation that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or operations of such Purchaser.

Section 2.10 Non-Public Information. Such Purchaser acknowledges and agrees that: (A) the Sellers and GSO Persons may now possess and may hereafter possess certain non-public information (the “Non-Public Information”) concerning the Company and/or the Shares that may or may not be independently known to such Purchaser and (B) such Purchaser has entered into this Agreement and agrees to consummate the transactions contemplated hereby notwithstanding that such Purchaser is aware that Non-Public Information may exist and that such Non-Public Information may not have been disclosed by the Company or the Sellers to such Purchaser, and such Purchaser confirms and acknowledges that neither the existence of any Non-Public Information, nor the substance of it, is material to such or to such Purchaser’s determination to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 2.11 No Additional Seller Representations. Such Purchaser acknowledges and agrees that none of the Sellers or any GSO Persons has made and none of them does make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and none of the Sellers or any GSO Persons has any obligations to such Purchaser, whether express or implied, including fiduciary obligations, with respect to the transactions contemplated hereby.

ARTICLE III

SELLERS’ REPRESENTATIONS AND WARRANTIES

Each of the Sellers severally and not jointly represents and warrants to each Purchaser, as of the date hereof and as of the Closing , that:

Section 3.1 No General Solicitation or Advertising. Such Seller and no person acting on such Seller’s behalf offered or sold Shares using general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D).

Section 3.2 Not an Issuer. Such Seller is not an issuer nor direct or indirect subsidiary of the Company.

Section 3.3 Underwriter Prohibition. The transaction contemplated by this Agreement is not with respect to a security that constitutes the whole or the part of an unsold allotment to, or a subscription or participation by, a broker or dealer as an underwriter of the security or a redistribution.

Section 3.4 Bad Actors Disqualified. Such Seller, and no person that has been or will be paid (directly or indirectly) remuneration or a commission for their participation in the offer or sale of the Shares to Purchasers, including solicitation of purchasers for such Seller, is subject to: (i) an event that would disqualify an issuer or other covered person under Rule 506(d)(1) under Regulation D; or (ii) a statutory disqualification under Section 3(a)(39) of the Exchange Act.

Section 3.5 No Violation or Conflict; Consent. The execution, delivery and performance by such Seller of this Agreement and consummation by such Seller of the transactions contemplated hereby do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Seller or (ii) violate any contract to which such Seller is bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Seller is a party, except for any such violation, conflict, default, termination, amendment, acceleration or cancellation that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or operations of such Seller.

Section 3.6 Title. (i) such Seller is the sole direct owner of the Shares, free and clear of any taxes and liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”), other than restrictions on resales of the Shares or other restrictions that may exist under applicable securities laws; (ii) the Shares to be delivered are not and will not be as of the Closing Date subject to any transfer restriction, other than the restriction that the Shares have not been registered under the Securities Act and, therefore, cannot be resold unless it is registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act and whatever restrictions that may exist against either Purchaser or are otherwise disclosed in the Company’s public filings (“Permitted Transfer Restriction”); (iii) upon the transfer of the Shares to each Purchaser, such Purchaser will acquire good and marketable title thereto, and will be the legal and beneficial owner of such the Shares, free and clear of any Encumbrances or transfer restrictions, other than the Permitted Transfer Restriction; and (iv) such Seller has not granted any person rights, options, subscriptions or other agreements or commitments obligating such Seller with respect to the Shares, and such Seller has not granted any person a proxy that has not expired or been validly withdrawn.

Section 3.7 Authorization; Enforcement; Validity. Such Seller has the requisite power and authority to enter into and perform its obligations under this Agreement and to transfer its Shares to the Purchasers in accordance with the terms hereof. This Agreement has been duly executed and delivered by such Seller, and constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 3.8 Accredited Investor Status. Such Seller is an “accredited investor” as that term is defined in Regulation D.

Section 3.9 Reliance on Exemptions. Such Seller understands that the Shares are being acquired from it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Purchasers are relying in part upon the truth and accuracy of, and such Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth herein in order to determine the availability of such exemptions and the eligibility of such Seller to sell the Shares.

Section 3.10 Information. Such Seller has not relied on either Purchaser, any other affiliates of thereof or any of their respective current or former partners, shareholders, members, managers, officers, directors, employees, representatives and agents of any of the foregoing (collectively, the “Purchaser Persons”) with respect to any legal, accounting or tax matters relating to the sale of the Shares. Such Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its sale of the Shares. Such Seller, independently and without reliance on the Purchasers or any Purchaser Persons, and based on such information concerning the sale of the Shares and the Company as such Seller deemed appropriate, reliable and adequate, made its own investment analysis and decision to consummate the sale of the Shares. Such Seller believes that, by reason of its business and financial experience, it is capable of evaluating the merits and risks of the sale of the Shares and of protecting its own interests in connection with such sale.

Section 3.11 Non-Public Information. Such Seller acknowledges and agrees that: (A) the Purchasers and Purchaser Persons may now possess and may hereafter possess Non-Public Information concerning the Company and/or the Shares that may or may not be independently known to such Seller and (B) such Seller has entered into this Agreement and agrees to consummate the transactions contemplated hereby notwithstanding that such Seller is aware that Non-Public Information may exist and that such Non-Public Information may not have been disclosed by the Company or the Purchasers to such Seller, and such Seller confirms and acknowledges that neither the existence of any Non-Public Information, nor the substance of it, is material to such Seller or to such Seller’s determination to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 3.12 No Additional Purchaser Representations. Such Seller acknowledges and agrees that neither of the Purchasers nor any Purchaser Persons has made and none of them does make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and neither of the Purchasers nor any Purchaser Persons has any obligations to such Seller, whether express or implied, including fiduciary obligations, with respect to the transactions contemplated hereby.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Registration Rights. Effective as of the Closing, each Seller hereby assigns and transfers to the Purchasers all rights of such Seller under the Registration Rights Agreement (the “Reg. Rights Agreement”), dated September 3, 2013, between the Company and the stockholders named therein, except for such rights that are not transferable thereunder, including such Seller’s rights under Section 6.6 of the Reg. Rights Agreement. The Sellers agree to send the notice, in the form attached as Exhibit C hereto (the “Transfer Notice”), to the Company promptly after the Closing. Effective as of the Closing, each Purchaser agrees to be bound by the Reg. Rights Agreement and agrees to execute the Transfer Notice as provided therein.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows: (x) on the date delivered, if personally delivered; (y) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; or (z) on the next business day after being sent by recognized overnight mail service specifying next business day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:

(a) If to a Seller, to:

c/o GSO Capital Partners LP

345 Park Avenue

New York, New York 10154

Attn:	Marisa Beeney
Grant Bokerman
E-mail:	gsoassetservicing@blackstone.com
gsolegal@gsocap.com

(b) If to KF to:

KF Investors LLC

160 Broadway

New York, New York 10038

Attn: Philippe Katz

Email: uneq3@bloomberg.net

(c) If to GK:

c/o Sabr Group

140 Broadway

Suite 3930

New York, New York 10005

Section 5.2 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party without the prior written consent of each other party. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

Section 5.3 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 5.4 Entire Agreement. This Agreement (including the exhibits hereto and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

Section 5.5 Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PURCHASE AND SALE OF THE SHARES.

Section 5.6 Further Assurances. Each of the parties hereto agrees that it shall from time to time on or after the date hereof do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, bills of sale, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested by any party hereto in order to effectuate the transactions contemplated hereby.

Section 5.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

Section 5.8 Expenses. Each party shall bear its own expenses incurred or to be incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the purchase and sale of the Shares.

Section 5.9 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

Section 5.10 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

SELLERS:

GSO SPECIAL SITUATIONS MASTER FUND LP

By:	GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

GSO CREDIT-A PARTNERS LP

By:	GSO Credit-A Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP

By:	GSO Palmetto Opportunistic Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Purchase Agreement]

GSO CREDIT ALPHA TRADING (CAYMAN) LP

By:	GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Purchase Agreement]

PURCHASERS:

KF INVESTORS LLC

By:	/s/ Philippe D. Katz
Name: Philippe D. Katz
Title: Manager

GEORGE KARFUNKEL

By:	/s/ George Karfunkel

RENEE KARFUNKEL

By:	/s/ Renee Karfunkel

[Signature Page to Purchase Agreement]

EXHIBIT A

SELLERS; SHARES; PURCHASE PRICE; PURCHASERS

Shares: 8,875,211 Shares in the aggregate.

Per Share Purchase Price: $2.50

Aggregate Purchase Price: $22,188,027.50

Aggregate Shares to Each Purchaser	Aggregate Purchase Price Paid by Each Purchaser
KF Investors LLC 4,437,606 Shares	$11,094,015
George/Renee Karfunkel JT TEN — 4,437,605 Shares	$11,094,012.50

Sellers	Purchaser	Number of Shares transferred	Portion of the Purchase Price
GSO Special Situations Master Fund LP - 6,103,867	KF Investors GK	3,051,934 3,051,933	$ $	7,629,835 7,629,832.50
GSO Credit-A Partners LP - 1,226,470	KF Investors GK	613,235 613,235	$ $	1,533,087.50 1,533,087.50
GSO Palmetto Opportunistic Investment Partners LP - 986,236	KF Investors GK	493,118 493,118	$ $	1,232,795 1,232,795
GSO Cactus Credit Opportunities Fund LP - 272,869[1]	KF Investors GK	136, 435 136,434	$ $	341,087.50 341,085
GSO Credit Alpha Trading (Cayman) LP - 285,769	KF Investors GK	142,884 142,885	$ $	357,210 357,212.50

[1]	1,688 Shares shall be delivered to the Purchasers (844 Shares to each Purchaser) after the Closing in accordance with Section 1.2 of the Agreement.

EXHIBIT B

[Wiring Instructions]

EXHIBIT C- FORM OF TRANSFER NOTICE

December ___, 2019

Eastman Kodak Company

343 State Street

Rochester, NY 14650-0128

Attention: Roger Byrd, General Counsel

VIA FACSIMILE

Re:	Registration Rights Agreement (the “Reg. Rights Agreement”), dated as of September 3, 2013, between Eastman Kodak Company (the “Company”) and the stockholders of the Company named therein

Dear Roger:

Pursuant to Section 6.1(a) of the Reg. Rights Agreement, the undersigned stockholders of the Company (the “Stockholders”) hereby notify the Company that each such Stockholder has (i) sold all of its respective Registrable Securities (as defined in the Reg. Rights Agreement), in the amounts set forth on Schedule I hereto, to the purchasers identified on Schedule II hereto (the “Purchasers”) and (ii) transferred all of such Stockholder’s respective rights under the Reg. Rights Agreement (other than any rights under Section 6.6 of the Reg. Rights Agreement) to the Purchasers. The amount of Registrable Securities purchased by each Purchaser is also set forth on Schedule II.

By signing this notice, the undersigned Purchasers hereby agree to be bound by the terms of the Reg. Rights Agreement. In addition, by signing this notice, the undersigned Purchasers and Stockholders each hereby severally agree that the Company may rely on their respective representations and warranties in the Purchase Agreement, dated as of December 3, 2019, among the Purchasers and the Stockholders that pertain to compliance with the exemption from securities registration afforded by Section 4(a)(7) of the Securities Act of 1933, as amended. A copy of the foregoing Purchase Agreement is being provided to you with this notice.

Please sign below acknowledging receipt of this notice and agreement as to the transfer of the rights of the Stockholders under the Reg. Rights Agreement to the Purchasers.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

GSO SPECIAL SITUATIONS MASTER FUND LP

By:	GSO Capital Partners LP, its investment advisor

By:
Name: Marisa Beeney
Title: Authorized Signatory

GSO CREDIT-A PARTNERS LP

By:	GSO Credit-A Associates LLC, its general partner

By:
Name: Marisa Beeney
Title: Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP

By:	GSO Palmetto Opportunistic Associates LLC, its general partner

By:
Name: Marisa Beeney
Title: Authorized Signatory

GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, its investment advisor

By:
Name: Marisa Beeney
Title: Authorized Signatory

GSO CREDIT ALPHA TRADING (CAYMAN) LP

By:	GSO Capital Partners LP, its investment advisor

By:
Name: Marisa Beeney
Title: Authorized Signatory

Acknowledged and Agreed:

KF INVESTORS LLC

By:
Name:
Title:

GEORGE KARFUNKEL

By:

RENEE KARFUNKEL

By:

Acknowledged and Agreed:

EASTMAN KODAK COMPANY

By:
Name:

Schedule I

STOCKHOLDERS; REGISTRABLE SECURITIES

Sellers
GSO Special Situations Master Fund LP; 6,103,867 Registrable Securities

GSO Credit-A Partners LP; 1,226,470 Registrable Securities

GSO Palmetto Opportunistic Investment Partners LP; 986,236 Registrable Securities

GSO Cactus Credit Opportunities Fund LP; 272,869 Registrable Securities

GSO Credit Alpha Trading (Cayman) LP; 285,769 Registrable Securities

PURCHASERS; REGISTRABLE SECURITIES

Purchasers
KF Investor LLC- 4,437,606 Registrable Securities

George and Renee Karfunkel- JT TEN 4,437,605 Registrable Securities

Addresses:

KF Investors LLC

160 Broadway

New York, New York 10038

Attn: Philippe Katz

Email: uneq3@bloomberg.net

George and Renee Karfunkel

c/o Sabr Group

140 Broadway

Suite 3930

New York, New York 10005